POWER OF ATTORNEY Know by all these presents that the undersigned hereby constitutes and appoints each of Eric Bell, Jason Gray, Michael McCorkindale, David Lyle, and Christl Setchell, signing singly, the undersigned’s true and lawful attorney-in-fact and agent to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the United States Securities and Exchange Commission; (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Mitek Systems, Inc., a Delaware corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder* or Forms 144 in accordance with Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 and 144, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, as required; and (4) take any other action of any type whatsoever in connection with the forgoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all in intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended or Rule 144. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued * An insider of an issuer that is registering equity securities for the first time under Section 12 of the Exchange Act must file a Form 3 no later than the effective date of the registration statement. If the issuer is already registered under Section 12, the insider must file a Form 3 within ten days of becoming an officer, director, or beneficial owner. Changes in ownership are reported on Form 4 and must be reported to the SEC within two business days. Insiders must file a Form 5 to report any transactions that should have been reported earlier on a Form 4 or were eligible for deferred reporting. If a Form must be filed, it is due 45 days after the end of the company's fiscal year. Docusign Envelope ID: 4DB0CA3C-52A4-863B-8176-0C0B1BC2F408

by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact. This Power of Attorney shall terminate with respect to each of the foregoing attorneys-in-fact at such time as such attorney-in-fact is no longer employed by the Company or any of its subsidiaries. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of ______________________. ______________________ Aaron Seyler Docusign Envelope ID: 4DB0CA3C-52A4-863B-8176-0C0B1BC2F408 Aug 6, 2026